CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT



         We hereby consent to the inclusion in the supplement dated January 16, 2001 to the prospectus that is a part of the Registration Statement on Form SB-2 (Registration No. 333-39102) of Kanakaris Wireless of our report for the years ended September 30, 2000 and 1999, dated November 27, 2000, relating to the consolidated financial statements of Kanakaris Wireless (formerly Kanakaris Communications, Inc.) and Subsidiaries, and to the reference to our firm under the captions "Experts" in the above-referenced prospectus supplement.

                                                  /s/ Weinberg & Company, P.A.

                                                  WEINBERG & COMPANY, P.A.
                                                  Certified Public Accountants

Boca Raton, Florida
January 16, 2001